EXHIBIT 8.1

Opinion of Cravath, Swaine & Moore LLP

February 12, 2007

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Re:

Amended and Restated Contribution and Distribution Agreement by and among Weyerhaeuser Company,

Domtar Corporation and Domtar Paper Company, LLC dated as of January 25, 2007

Ladies and Gentlemen:

We have acted as counsel for Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), in connection with (i) a proposed contribution of Weyerhaeuser’s fine paper business to Domtar Paper Company, LLC, a Delaware limited liability company (“Newco”), in exchange for limited liability company interests of Newco (the “Newco Contribution”) and the contribution of all of the issued and outstanding limited liability company interests of Newco to Domtar Corporation, a Delaware corporation (the “Company”) that is a newly formed, wholly-owned subsidiary of Weyerhaeuser, in exchange for common stock of the Company and $1.35 billion in cash (together with the Newco Contribution, the “Contribution”) pursuant to the Amended and Restated Contribution and Distribution Agreement (the “Contribution and Distribution Agreement”), dated as of January 25, 2007, by and among Weyerhaeuser, the Company and Newco, (ii) an offer to the holders of Weyerhaeuser common shares and exchangeable shares (the “Exchangeable Shares”) of Weyerhaeuser Company Limited to exchange Weyerhaeuser common shares and Exchangeable Shares for shares of common stock of the Company (the “Exchange Offer”), (iii) a proposed pro rata distribution to holders of Weyerhaeuser common shares and Exchangeable Shares of any shares of common stock of the Company held by Weyerhaeuser that Weyerhaeuser does not exchange pursuant to the Exchange Offer (together with the Exchange Offer, the “Distribution”) and (iv) a proposed acquisition (the “Acquisition”) of Domtar Inc. (“Domtar”), by the Company pursuant to the Amended and Restated Transaction Agreement (the “Transaction Agreement”), dated as of January 25, 2007, by and among Weyerhaeuser, the Company, Newco, Domtar Delaware Holdings Inc., a Delaware corporation, Domtar Pacific Papers Inc., a corporation governed by the Business Corporations Act (British Columbia), Domtar Pacific Papers ULC, an unlimited liability company governed by the Companies Act (Nova Scotia), Domtar (Canada) Paper Inc., a corporation governed by the Business Corporations Act (British Columbia), and Domtar. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement of the Company on Forms S-1 and S-4 (No. 333-140411) (as amended on February 12, 2007, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2007 under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness, both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the request by Weyerhaeuser for rulings from the Internal Revenue Service (the “IRS”) dated October 25, 2006, including all exhibits and enclosures and supplements thereto (the “Ruling Request”), (ii) the representation letters of Weyerhaeuser, the Company and Domtar (the “Representation Letters”), (iii) the Registration Statement, including the exhibits thereto, (iv) all agreements included as exhibits to the Contribution and Distribution Agreement and the Transaction Agreement (the “Agreements”), and (v) such other documents and records as we deem necessary or appropriate as a basis for this opinion. In addition we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by Weyerhaeuser, the Company and Domtar, including factual statements and representations set forth in the Representation Letters. For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Weyerhaeuser, the Company and Domtar, including those set forth in the Representation Letters, and we have assumed that the Representation Letters will be re-executed by appropriate officers as of the Effective Time.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the transactions related to the Contribution, the Distribution and the Acquisition will be consummated in accordance with the Contribution and Distribution Agreement, the Transaction Agreement and the Agreements and as described in the Ruling Request and the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time.

In rendering our opinion, we have considered the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the IRS and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences”, we hereby confirm our opinion set forth in the discussion therein under the caption “Material U.S. Federal Income Tax Consequences” regarding the material U.S. federal income tax consequences of the Contribution, the Distribution and the Acquisition to Weyerhaeuser and holders of shares of Weyerhaeuser common stock and of the Exchangeable Shares.

This opinion is delivered to you in connection with the transaction referred to herein. Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Contribution, the Distribution or the Acquisition or of any transaction related to or contemplated by the Contribution, the Distribution or the Acquisition. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the headings “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP